As filed with the Securities and Exchange Commission on June 14,1995

                                             Registration No. 33-59199


                          SECURITIES AND EXCHANGE COMMISSION


                                   AMENDMENT NO. 1TO
                                       FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                CAIRN ENERGY USA, INC.
                (Exact name of registrant as specified in its charter)


            Delaware                     1331
           (State or other        (Primary Standard
           jurisdiction of         Industrial Classification
           incorporation or        Code Number)
           organization)
                                     23-2169839
                                       (I.R.S.
                                        Employer
                                        Identification
                                        Number)


                                  Michael R. Gilbert
                        President and Chief Executive Officer
                                Cairn Energy USA, Inc.
                           8235 Douglas Avenue, Suite 1221
                                Dallas, Texas   75225
                                    (214) 369-0316
              (Name, address, including zip code, and telephone number,
           including area code, of registrant's principal executive offices and of agent for service)

          Copy to:

          Mark D. Wigder, Esq.              James B. Smith, Jr., Esq.                  L.R. McMillan, II, Esq.
          Jenkens & Gilchrist,              Cox & Smith Incorporated                   Jones, Walker, Waechter,
          A Professional Corporation        112 E. Pecan Street, Suite 1800            Carrere & Denegre, L.L.P.
          1445 Ross Avenue, Suite 3200      San Antonio, Texas 74205                   Place St. Charles
          Dallas, Texas   75202             (210) 554-5251                             201 St. Charles Avenue
          (214) 855-4326                                                               New Orleans, LA  70170


               Approximate  Date of  Commencement of  Proposed Sale  to the
          Public: As soon as practicable after the effective date of this registration statement.

               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reimbursement
          plans, check the following box.    X

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                     Subject to Completion, Dated June ____, 1995
PROSPECTUS
                                   2,623,260 Shares

                                CAIRN ENERGY USA, INC.

                                     Common Stock


               This Prospectus relates to an aggregate of 2,623,260 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Cairn Energy USA, Inc., a Delaware corporation (the "Company"), that may be offered from time to time by Cairn Energy PLC, a Scottish corporation (the "Selling Stockholder"). The Company will receive no part of the proceeds of such sales. The expenses (other than commissions and discounts of underwriters, brokers, dealers or agents) incurred in connection with this offering are expected to be approximately $78,000. Substantially all of such expenses will be paid by the Company.

               The Company's Common Stock is traded on the NASDAQ Stock Market National Market ("NNM") under the symbol "CEUS." On June 9, 1995, the closing price for the Common Stock on the NNM was $9 7/8.
                                   _______________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                   Price to        Underwriting     Proceeds to Selling
                                   Public          Discount         Stockholder (1)
          Per Share               $____________    $___________     _____________
          Total                   $____________    $___________     _____________

          (1)For acting as agent on behalf of the Selling Stockholder, Societe Generale Strauss Turnbull Securities Limited will receive from the Selling Stockholder a commission of 1% of the net proceeds to the Selling Stockholder. See "Underwriting."

               The Shares are offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that delivery of the Shares will be made against payment therefor on or about June ____, 1995 at the offices of Southcoast Capital Corporation, New Orleans, Louisiana.

          Morgan Keegan & Company, Inc.      Southcoast Capital Corporation

                    The date of this Prospectus is June ___, 1995.

                                     THE COMPANY

               The registrant, Cairn Energy USA, Inc., a Delaware corporation (the "Company"), was incorporated on May 5, 1981 in Delaware as "Omni Exploration, Inc." On September 29, 1992, Cairn Energy USA, Inc., an oil and gas exploration and development company and wholly-owned subsidiary of Cairn Energy PLC, a Scottish corporation (the "Selling Stockholder"), merged with and into the registrant with the registrant being the survivor (the "Merger"). Pursuant to the Merger, the registrant changed its name to "Cairn Energy USA, Inc." As used in this Prospectus, "Omni" refers to Omni Exploration, Inc. prior to the Merger, "Cairn USA" refers to the corporation prior to the Merger that merged into Omni Exploration, Inc. and the "Company" refers to the surviving corporation in the Merger. Because Omni was the reporting company under the federal securities laws and the surviving corporation in the Merger (but was not the survivor for accounting purposes), all references to the Company prior to September 29, 1992 are to Omni, except for financial data and oil and gas information. As a result of the accounting treatment of the Merger, all financial data and oil and gas information of the Company prior to September 29, 1992 are the historical financial data and oil and gas information of Cairn USA.

               The Company's  principal executive  offices  are located  at
          8235 Douglas Avenue,  Suite 1221,  Dallas, Texas   75225 and  its
          telephone number is (214) 369-0316.

                                 SELLING STOCKHOLDER

               As of the date of this Prospectus, the Selling Stockholder owned 2,623,260 shares, or approximately 15.5% of the 16,983,150 shares of Common Stock issued and outstanding. Assuming all Shares offered hereby are actually sold, the Selling Stockholder will no longer hold any shares of Common Stock.

               Of the 16,983,150 shares of Common Stock issued and outstanding, 1,000,000 shares (the "Escrow Shares") were issued to Phemus Corporation ("Phemus") in connection with the October 1994 acquisition (the "Smith Acquisition") of substantially all the oil and gas assets (the "Smith Assets") of Smith Offshore Exploration Company II ("Smith") and are being held in escrow. Phemus, a Massachusetts corporation that is a subsidiary of the President and Fellows of Harvard College (a Massachusetts non-profit educational corporation) and the successor in interest to Smith, is entitled to notice of all meetings of the Company's stockholders and to vote all Escrow Shares on all matters submitted to the Company's stockholders for a vote. The Escrow Shares, however, are deemed not to be outstanding for financial reporting purposes. The Smith Assets will be valued as of June 30, 1995, unless extended under certain circumstances until December 31, 1995. Following the completion of the valuation process, the Escrow Shares will be released to Phemus or returned to the Company. See "Acquisition of Smith Offshore Exploration Company II" at page 4 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

               Prior to the Merger, Cairn USA was a wholly-owned subsidiary of the Selling Stockholder. From time to time prior to the Merger, Cairn USA obtained funds through borrowings from third parties and borrowings and capital contributions from the Selling Stockholder. Effective December 31, 1991, the Selling Stockholder converted the unpaid principal balance of its loans to Cairn USA, an aggregate of approximately $12,400,000, to additional paid-in capital. The accrued and unpaid interest on the converted principal of these promissory notes was not, however, converted to additional paid-in capital, and as of June 30, 1993, the Company owed the Selling Stockholder approximately $2,600,000 for this interest. In connection with the Merger, PLC received 7,992,260 shares of Common Stock and 200,000 shares of Series A Preferred Stock constituting approximately 95.4% of the issued and outstanding capital stock of the Company. The Company paid the accrued and unpaid interest on the converted principal of the promissory notes to the Selling Stockholder from the proceeds of the Company's July 1993 public offering of Common Stock, which yielded net proceeds to the Company of approximately $17,100,000. The Company also used an additional $3,600,000 of such proceeds to redeem from the Selling Stockholder all of the Company's then outstanding Series A Preferred Stock.

               In connection with the Smith Acquisition, the Company and the Selling Stockholder entered into a registration rights agreement (the "PLC Registration Rights Agreement") pursuant to which the Selling Stockholder has the right to up to five demand registrations under the Securities Act of the Common Stock it holds. Each demand registration must relate to the offering and sale of at least 1,000,000 shares of Common Stock. The Company is not obligated to effect any Securities Act registration with respect to which the registration request is made within six months of the termination of a prior demand registration of the Selling Stockholder or a piggyback registration in which there was no reduction in the number of securities requested by the Selling Stockholder to be included in such registration. In addition, the Company will not be obligated to register the sale of shares by the Selling Stockholder under the Securities Act that may be sold through an exemption from registration available pursuant to Rule 144(k) promulgated under the Securities Act. The Selling Stockholder also has piggyback registration rights to include shares in certain Securities Act registration statements filed by the Company.

               The Company shall pay all expenses relating to demand registrations and piggyback registrations (including the reasonable fees and expenses of counsel to the Selling Stockholder), except for underwriting discounts and commissions attributable to the sale of shares of Common Stock by the Selling Stockholder.

               The Selling Stockholder may assign its registration rights to any one or more transferees; provided, however, that no transferee of the Selling Stockholder may assign or transfer rights under the PLC Registration Rights Agreement without the prior written consent of the Company. See "Registration Rights Relating to Common Stock" at page 18 of the Company's Proxy Statement relating to its 1995 annual meeting (the "Proxy Statement").

               In connection  with the  Smith Acquisition, the  Company and the Selling Stockholder entered into a participation agreement (the "Participation Agreement"). Pursuant to the Participation Agreement, the Selling Stockholder or an affiliate of the Selling Stockholder has the right under certain circumstances to acquire an interest in certain oil and gas prospects to be acquired by the Company in the future in the continental United States or in the Gulf of Mexico. If the Selling Stockholder is entitled under the Participation Agreement to acquire such interest, the Selling Stockholder will be required to purchase such interest at the same price as the Company has determined that it will offer such interest to industry participants. The Participation Agreement became effective upon the consummation of the Smith Acquisition. As of the date of this Prospectus, the Company has entered into no transactions with the Selling Stockholder under the Participation Agreement.

          Recent Sales of Shares by the Selling Stockholder

               On July 8, 1994, the Selling Stockholder sold 824,000 shares of Common Stock it held at a price of $7.50 per share pursuant to a registration statement on Form S-3 under the Securities Act, (Registration No. 33-80526). Mr. J. Munro M. Sutherland, a then-Director of the Selling Stockholder and a Director and Senior Vice President of the Company, purchased 12,000 shares of Common Stock from the Selling Stockholder in that offering.

               On  October   10,  1994,   in  connection  with   the  Smith
          Acquisition, the Selling Stockholder sold 2,000,000 shares of Common Stock to Phemus at a price of $7.50 per share in cash.

               On October 18, 1994 the Selling Stockholder sold 1,926,000 shares of Common Stock at a price of $7.00 per share pursuant to a registration statement on Form S-3 under the Securities Act (Registration No. 33-84206).

               In March 1995, the Selling Stockholder sold 162,000 shares and 7,000 shares of Common Stock at prices of $8 and $8 1/8 per share, respectively, in sales pursuant to Rule 144 under the Securities Act.

                                    RECENT DEVELOPMENTS

          East Cameron Blocks 331/332

               At the end of May, gross production from the Company's largest recent development project on East Cameron Blocks 331/332 had reached 103 MMcf of gas and 9,400 barrels of oil and condensate with eight of the nine wells on production. The remaining well is expected to be on production prior to the end of the month. Company owns a 40% interest in the shallower zone of Block 331 and a 20% interest in the deeper zone of both blocks. Approximately 80% of the proved reserves are located in the deeper zone.

          East Cameron Block 356

               The Company has recently participated in a successful exploration well on East Cameron Block 356. The well has been suspended after encountering hydrocarbon-bearing sands based on wireline log analysis and formation test information. Additional drilling is expected on this block later in the year. The Company owns a 37.5% working interest in this block.

          Smith Assets

               On the Smith Assets, there is currently, or has been recently, drilling activity on three blocks, Eugene Island Block 59, Mustang Island Block 858 and Vermilion Block 203.

               Eugene Island Block 59

               An exploration well drilled on Eugene Island Block 59 was unsuccessful and has been plugged and abandoned. The Company will seek to clarify the prospectivity of the block with the aid of a 3-D survey. The Company owns a 25% working interest in this block.

               Mustang Island Block 858

               On Mustang Island Block 858, the second well drilled by the Company, the A-3, has been suspended pending completion operations The original well drilled on the block, which was drilled before the Company acquired its interest in this block, Mustang Island 858 A-1, has been tied back. It is expected that testing operations on the Mustang Island 858 A-2 well will commence prior to the end of the month. The Company owns a 17.5% working interest in this block.

               Vermilion Block 203

               The first of the exploration wells drilled by the Company to target certain shallow formations on Vermilion Block 203 encountered several productive sand intervals as indicated by wireline log analysis. The well has been suspended pending completion operations. A second exploratory well targeting shallow horizons is currently drilling. It is expected that a well to target deeper formations on the block will be spud in the third quarter of this year. The Company owns a 50% working interest in this block.

          Lease Sale

               The Company, together with partners, bid on eighteen blocks at the Gulf of Mexico Central Area lease sale which was held on

          May 10, 1995. Of these bids, thirteen were high bids and to date five of the blocks have been awarded to the Company and its partners. The decisions by the MMS on the awarding of the remaining eight blocks is expected to be made in the next two months. If all of the leases in which the Company or its bidding group was high bid are awarded, the Company's net share of the lease bonuses will be $2.5 million. This amount is consistent with the Company's expected expenditures for the lease sale. The expenditures for the lease sale will be funded from cash flow from operations and from amounts available under the Company's existing credit facility.

          Property Sales

               On June 6, 1995 the Company entered into an agreement to sell most of the properties which it owns in Texas and Oklahoma with effect from April 1, 1995, for a consideration of $1.77 million. At January 1, 1995, the properties had reserves of approximately 123 MBbl barrels of oil and 2.1 Bcf of gas and had a Discounted Present Value of $2.03 million. Completion of the sale, which is still subject to due diligence and certain customary conditions, is expected before the end of June.

                                     UNDERWRITING

               Subject to the terms and conditions of the Underwriting Agreement, the Selling Stockholder, acting through its agent, Societe Generale Strauss Turnbull Securities Limited, has agreed to sell to each of the Underwriters named below, and each such Underwriter has severally agreed to purchase from the Selling Stockholder, the respective number of shares of Common Stock set forth opposite its name below:

                                                           Number of Shares
                    Underwriter                             of Common Stock

               Morgan Keegan & Company, Inc.  . . . . .           1,511,630
               Southcoast Capital Corporation . . . . .           1,111,630
                    Total . . . . . . . . . . . . . . .           2,623,260

               The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are committed to take and pay for all the Shares offered hereby, if any are taken.

               The Underwriters propose to offer the Shares directly to the public at the public offering price set forth on the cover page of this Prospectus. After the Shares of Common Stock are released for sale to the public, the offering price and other selling terms may, from time to time, be varied by the
          Underwriters. For acting as agent on behalf of the Selling Stockholder, Societe Generale Strauss Turnbull Securities Limited will receive from the Selling Stockholder a commission of 1% of the net proceeds to the Selling Stockholder.

               Each of the Underwriters makes a market in the Common Stock. During the two business days immediately prior to the offer and sale of the Common Stock, regulations under the Exchange Act impose restrictions on the market-making activities of the Underwriters, although the Underwriters may engage in passive market-making activities during such two-day period. Passive market-making transactions must comply with certain volume and price limitations and be identified as such. In general, a passive market-maker may display its bid at a price not in excess of the highest bid for the security, and if all independent bids are lower below the passive market-maker's bid, then such bid must be lower when certain purchase limits are exceeded.

               The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

                                    LEGAL MATTERS

               The validity of the Common Stock offered hereby is being passed upon for the Company by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. Certain legal matters relating to the offering will be passed on for the Selling Stockholder by Cox & Smith Incorporated, San Antonio, Texas. Certain matters of Scottish law relating to the offering will be passed on for the Selling Stockholder by Shepherd & Wedderburn W.S., Edinburgh, Scotland. Certain legal matters relating to the offering will be passed on for the Underwriters by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.

                                       EXPERTS

               The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               The audited financial statements of Smith that are included in the Company's Prospectus dated October 11, 1994 and in the Company's Proxy Statement relating to a special meeting of stockholders held on October 10, 1994 have been audited by Arthur Andersen, LLP, independent public accountants, as set forth in their report thereon, included therein and incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

               The estimated reserve review of Ryder Scott included in the Company's Annual Report on Form 10-K for the year ended December

          31, 1994 and incorporated by reference in this Prospectus has been included herein in reliance upon the authority of that firm as an expert in petroleum engineering.

                                AVAILABLE INFORMATION

               The Company is subject  to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: The Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the New York Regional Office, 7 World Trade Center, 12th Floor, New York, New York 10007, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                                ADDITIONAL INFORMATION

               The  Company has  filed with  the Commission  a Registration
          Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information can be obtained from the Commission's principal office in Washington, D.C. Statements in this Prospectus concerning provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                         DOCUMENTS INCORPORATED BY REFERENCE

              The following documents or portions thereof filed by the Company are hereby incorporated by reference in this Prospectus:


               (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Commission on March 15, 1995, and Amendment Number 1 thereto on Form 10-K/A, filed with the Commission on April 10, 1995;

               (ii) the  Company's Quarterly  Report on  Form 10-Q  for the
                    quarter ended March 31, 1995, filed with the Commission on May 2, 1995;

               (iii) the Company's Proxy Statement for its 1995 Annual Meeting, filed with the Commission on April 4, 1995;

               (iv) the  Financial Statements of Smith Offshore Exploration
                    Company II and the Pro Forma Combined Financial Statements contained in the Company's Proxy Statement for its Special Meeting of Stockholders held October 10, 1994, filed with the Commission on September 19, 1994;

               (v) the Financial Statements of Smith Offshore Exploration Company II contained in the Prospectus dated October 11, 1994, filed with the Commission on October 13, 1994 pursuant to Rule 424(b) and included in the Company's Registration Statement on Form S-3 (Registration No. 33-84206); and

               (vi) the  description of the  Common Stock set  forth in the
                    Registration Statement on Form 8-A, filed with the Commission on January 29, 1982, including any amendment or report filed for the purpose of updating such description.

               In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits and schedules to such documents, unless such exhibits or schedules are specifically incorporated by reference into such documents). Such requests should be directed to A. Allen Paul, Vice President-Finance, Cairn Energy USA, Inc., 8235 Douglas Avenue, Suite 1221, Dallas, Texas 75225 or by telephone at (214) 369-0316.

               No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this Offering other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy by anyone in any jurisdiction in which such offers or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                  TABLE OF CONTENTS

                                                                       Page

          THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .   2

          SELLING STOCKHOLDER . . . . . . . . . . . . . . . . . . . . .   2

          RECENT DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . .   4

          UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . .   5

          LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . .   6

          EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

          AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .   6

          ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . .   7

          DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . .   7

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.

               The following table indicates the expenses to be incurred in connection with the issuance and distribution of the securities described in this registration statement, other than underwriting discounts and commissions. The Company will pay substantially all of such expenses.

                SEC registration fee                        $     8,873.86

                National Association of Securities Dealers, Inc.
                Filing Fee                                         3,800.00

                Blue sky fees and expenses                          500.00*

                Accounting fees and expenses                      8,000.00*

                Legal fees and expenses                          50,000.00*

                Printing and engraving fees and expenses          5,000.00*

                Miscellaneous                                     2,000.00*

                     TOTAL                                     $ 78,173.86*

          *Estimated.

          Item 15.  Indemnification of Directors and Officers

               The Company has authority under the Delaware General Corporation Law, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful.

               Reference is also made to the Company's Certificate of Incorporation, which limits or eliminates a director's liability for monetary damages to the Company or its stockholders for acts or omissions in the director's capacity as a director, except that the Company's Certificate of Incorporation does not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided for by an applicable statute. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper. The Company will advance amounts to an indemnified person on receipt of an undertaking to repay the advance following any subsequent determination that the indemnified person is not entitled to indemnification. Indemnification will be provided unless it is determined to be improper (i) by a majority of disinterested
          directors   constituting  a  quorum  or  if  no  such  quorum  is
          obtainable, a majority vote of a committee of two or more directors, (ii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of disinterested stockholders, (iii) by independent legal counsel in a written opinion, or (iv) by a court of competent jurisdiction. The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it may deem proper, whether or not the Company would have the power to indemnify such officer or director pursuant to the General Corporation Law of the State of Delaware. The Company has obtained such insurance.

          Item 16.  Exhibits and Financial Statement Schedules.

                    (a)  Exhibits:
                       *1.1 Form of Underwriting Agreement

                    4 Specimen Stock Certificate evidencing the Common Stock (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

                    5    Opinion of  Jenkens  & Gilchrist,  a  Professional
                         Corporation.

                    *23.1     Consent  of Ernst  & Young,  LLP, Independent
                              Auditors.

                    *23.2 Consent of Arthur Andersen LLP, Independent Public Accountants.

                    23.3 Consent of  Jenkens  & Gilchrist,  A  Professional
                         Corporation (included in opinion Exhibit 5).

                    23.4 Consent of Ryder Scott Company.

                    24 Power of Attorney (included on the signature page of the Registration Statement).
                       *Filed herewith

          Item 17.  Undertakings

               A.   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To  reflect  in the  prospectus any  facts or
                              events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               E.   The registrant hereby undertakes that:

                    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement or in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 13th day of June, 1995.

                                        CAIRN ENERGY USA, INC.
                                        (Registrant)



                                   By:          /s/ Michael R. Gilbert
                                        Michael R. Gilbert, President
                                        and Chief Executive Officer

                                  POWER OF ATTORNEY

               Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Michael R. Gilbert and J. M. M. Sutherland, and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the  Securities Act of 1933,
          this  Registration  Statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.

          Signature                     Title                   Date



            /s/ Michael R. Gilbert President and Chief ExecutiveJune 13, 1995
          Michael R. Gilbert       Officer and Director (Principal
                                   Executive Officer)



               *                   Senior Vice President,    June ___, 1995
          J.Munro M. Sutherland    Chief Financial
                                   Officer, Treasurer and Director
                                   (Principal Financial Officer)

                         *         Vice President-Finance
                                   (Principal                June    , 1995
          A. Allen Paul            Accounting Officer)



                    *              Director                  June    , 1995
          Jack O. Nutter, II



                    *              Director                  June    , 1995
          R. Daniel Robins



                    *              Director                  June    , 1995
          William B. B. Gammell



                    *              Director                  June    , 1995
          Michael E. McMahon



                    *              Director                  June    , 1995
          John C. Halsted



          /s/ Michael R. Gilbert
          *By: Michael R. Gilbert
               Agent and Attorney-in-Fact

                                    EXHIBIT INDEX


           Exhibit
           Number:      Exhibit:                                  Page
                                                               Number:

           *1.1         Form of Underwriting Agreement
           4            Specimen Stock Certificate evidencing
                        the Common Stock (incorporated by
                        reference from the Company's Annual
                        Report on Form 10-K for the year
                        ended December 31, 1992).

           5            Opinion of Jenkens & Gilchrist, a
                        Professional Corporation.

           *23.1        Consent of Ernst & Young, LLP,
                        Independent Auditors.
           *23.2        Consent of Arthur Andersen LLP,
                        Independent Public Accountants.

           23.3         Consent of Jenkens & Gilchrist, a
                        Professional Corporation (included in
                        opinion Exhibit 5).
           23.4         Consent of Ryder Scott Company.

           24           Power of Attorney (included on the
                        signature page of the Registration
                        Statement).

                        *Filed herewith

                                     EXHIBIT 1.1

                                     EXHIBIT 23.1

                                     EXHIBIT 23.2